UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2007
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1 IMATION WAY
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (651) 704-4000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Consent of KPMG AZSA & Co.
TDK Recording Media Sales Business Combined Financial Statements
Pro Forma Financial Information

     This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K of Imation Corp., a Delaware corporation (“Imation”), filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2007 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date on which the Initial Form 8-K was required to be filed. As previously reported in the Initial Form 8-K, on July 31, 2007, Imation completed the acquisition of substantially all of the assets, relating to the marketing, distribution and sale, including customer service and support of removable recording media products, accessory products and ancillary products under the TDK brand name (the “TDK Branded Recording Media Sales Business”), from TDK Corporation, a Japanese corporation (“TDK”) pursuant to an Acquisition Agreement dated April 19, 2007, between Imation and TDK (the “TDK Acquisition Agreement”). The TDK Branded Recording Media Sales Business was part of TDK’s Recording Media Sales Business (the “TDK Recording Media Sales Business”).
     As provided in the Acquisition Agreement, Imation acquired substantially all of the assets of the TDK Recording Media Sales Business, including the capital stock of certain of TDK’s operating subsidiaries engaged in the TDK Recording Media Sales Business, and use of the TDK brand name for current and future recording media products including magnetic tape, optical media, flash media and accessories.
     Imation issued to TDK approximately 6.8 million shares of Imation common stock, representing 16.6 percent of shares outstanding after issuance of the shares to TDK. The shares are valued at $31.75 per share based on the average market value of Imation’s shares for a period of two days prior to closing. Imation paid $29.5 million in cash to TDK. The purchase price also includes approximately $9.0 million for customary closing costs, accounting and advisory fees as well as a payment of $3.9 million made to a third party to acquire their minority interest in a TDK international subsidiary. Further, the TDK Acquisition Agreement provides for a future purchase price adjustment related to the target working capital amount at the date of acquisition. If the closing date working capital amount is more than or less than the target working capital amount, the parties will be required to increase or decrease the purchase price for the difference between the actual and target working capital amounts as defined in the TDK Acquisition Agreement. Imation may pay additional cash consideration of up to $70 million to TDK based on future financial performance of the acquired business.
     On July 9, 2007, Imation completed the acquisition of certain assets of Memcorp, Inc., a Florida corporation, and Memcorp Asia Limited, a corporation organized under the laws of Hong Kong (together “Memcorp”, subsidiaries of Hopper Radio of Florida, Inc. (“Hopper”), a Florida corporation), pursuant to an Asset Purchase Agreement dated as of May 7, 2007, as described in Imation’s Current Report on Form 8-K filed with the SEC on July 13, 2007, as amended on September 24, 2007. The unaudited pro forma condensed combined financial statements presented in this Form 8-K/A are derived from the historical consolidated financial statements of Imation, TDK Recording Media Sales Business and Hopper, and are adjusted to give effect to the Memcorp and TDK Branded Recording Media Sales Business acquisitions.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
TDK Recording Media Sales Business Combined Financial Statements as of and for the Year Ended March 31, 2007 (with Independent Auditors’ Report thereon)
See Exhibit 99.1
Hopper Radio of Florida, Inc. and Subsidiaries Consolidated Financial Statements Year Ended December 31, 2006 and Independent Auditors’ Report (incorporated by reference to Exhibit 99.1 of Imation’s Form 8-K/A filed September 24, 2007)
Hopper Radio of Florida, Inc. and Subsidiaries Unaudited Financial Information as of March 31, 2007 and December 31, 2006 and for the Three-Month Periods Ended March 31, 2007 and 2006 (incorporated by reference to Exhibit 99.2 of Imation’s Form 8-K/A filed September 24, 2007)

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2007

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2006

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2007

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

See Exhibit 99.2
(d) Exhibits.

2.1	Acquisition Agreement dated April 19, 2007, between Imation Corp. and TDK Corporation (incorporated by reference to Exhibit 2.1 of Imation’s Form 8-K dated April 25, 2007)

23.1	Consent of KPMG AZSA & Co.

99.1	TDK Recording Media Sales Business Combined Financial Statements as of and for the Year Ended March 31, 2007 (with Independent Auditors’ Report thereon)

99.2	Pro Forma Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date: October 15, 2007	/s/ Paul R. Zeller

Paul R. Zeller
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
23.1	Consent of KPMG AZSA & Co.

99.1	TDK Recording Media Sales Business Combined Financial Statements as of and for the Year Ended March 31, 2007 (with Independent Auditors’ Report thereon)

99.2	Pro Forma Financial Information